At a mediation conference held on June 7, 2005 in Maitland, Florida pursuant to Florida’s Mediation Confidentiality and Privilege Act, Telzuit Technologies, Inc., Telzuit Technologies, LLC, Stephan V. Kroecker, and Bernadette E. Kroecker agreed as follows:

1. Telzuit Technologies, LLC shall transfer Stephan’s 1,500,000 Class A Membership interests from him individually to the Kroecker’s as husband and wife, tenants by the entireties. That amount represents their entire ownership interest in the LLC.

2. Telzuit Technologies, Inc. shall pay to the trust account of Kroeckers’ counsel the sum of $100,000.00, payable as follows:

a.	$25,000 within 5 days of this date

b.	$25,000 on or before August 1, 2005

c.	$25,000 on or before October 1, 2005

d.	$25,000 on or before December 1, 2005

3. Telzuit Technologies, Inc. and Telzuit Technologies, LLC will treat the Kroeckers the same as every other shareholder or member.

4. At the time of the first $25,000 payment, the parties shall exchange mutual general releases, excepting:

a.	the times of this agreement

5. The Assignment of Rights Agreement attached shall remain in full force and effect except that Telzuit shall have no obligation to pay any sum to Stephan V. Kroecker or assigns.

By:	/S/	/S/
	Telzuit Technologies, Inc.	Stephan V. Kroecker

By:	/S/	/S/
	Telzuit Technologies, LLC	Bernadette E. Kroecker

/S/		/S/
Counsel for Telzuit		Counsel for Kroeckers

/S/
Mediator